EXHIBIT 99.1
Innovation Accelerates Pega’s Q4 2025 Growth
•Annual Contract Value (ACV) grows 17% year over year (14% in constant currency)
•Pega Cloud ACV increases 33% year over year (28% in constant currency)
•Cash flow from operations and free cash flow grow 45% year over year
•2026 guidance of 15% ACV growth, $595M in cash flow from operations, and $575M in free cash flow
•Increases share repurchase authorization by $1B

WALTHAM, Mass. — February 10, 2026 — Pegasystems Inc. (NASDAQ: PEGA), the Enterprise Transformation Company™, released its financial results for the fourth quarter and full-year 2025.
“2025 was an extraordinary year of progress and execution,” said Alan Trefler, founder and CEO, Pega. “We’re entering a transformative era with bold ideas and compelling innovation. Our approach positions us to lead the industry, deliver extraordinary value to clients, and enable clients to overcome legacy system limitations.”
“Our 2025 results reflect strong financial discipline, with top and bottom-line beats of our guidance and exceeding the Rule of 40,” Pega COO & CFO, Ken Stillwell, said. “Our recurring business model and our technology leadership position us to continue to accelerate ACV growth, expand margins, and increase free cash flow.”
Financial and performance metrics (1)

Total ACV Growth 17% (14% Constant Currency)
Pega Cloud ACV Growth 33% (28% Constant Currency)
1,500M
1,000M
500M
0M
$1,372M
$720
$652
$1,608M
$741
$867
December 31, 2024
December 31, 2025
Pega Cloud ACV

(1) Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.

EXHIBIT 99.1
(continued)
Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	December 31, 2024	December 31, 2025	1-Year Change
ACV	$1,372	$1,608	17%
Impact of changes in foreign exchange rates	—	(46)
Constant currency ACV	$1,372	$1,562	14%
Note: Constant currency ACV is calculated by applying the December 31, 2024 foreign exchange rates to current period shown.

Cash Flow Growth

(Dollars in thousands, except per share amounts) (1)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Total revenue	$504,317	$490,830	3%	$1,745,812	$1,497,180	17%
Net income - GAAP	$234,574	$119,090	97%	$393,437	$99,189	297%
Net income - non-GAAP	$139,554	$147,953	(6)%	$385,411	$270,542	42%
Diluted earnings per share - GAAP	$1.27	$0.63	102%	$2.13	$0.55	287%
Diluted earnings per share - non-GAAP	$0.76	$0.80	(5)%	$2.10	$1.51	39%
(1) Per share amounts have been recast for all prior periods to reflect the effect of the Company’s two-for-one forward common stock split effected in the form of a stock dividend distributed on June 20, 2025.

(Dollars in thousands) (2)	Three Months Ended December 31,				Change		Year Ended December 31,				Change
	2025		2024				2025		2024
Pega Cloud	$193,487	38%	$149,638	30%	$43,849	29%	$695,902	40%	$558,734	37%	$137,168	25%
Maintenance	79,305	16%	81,257	17%	(1,952)	(2)%	314,593	18%	323,304	22%	(8,711)	(3)%
Subscription services	272,792	54%	230,895	47%	41,897	18%	1,010,495	58%	882,038	59%	128,457	15%
Subscription license	178,215	35%	207,113	42%	(28,898)	(14)%	507,368	29%	401,869	27%	105,499	26%
Subscription	451,007	89%	438,008	89%	12,999	3%	1,517,863	87%	1,283,907	86%	233,956	18%
Consulting	53,310	11%	52,822	11%	488	1%	227,949	13%	213,273	14%	14,676	7%
Total revenue	$504,317	100%	$490,830	100%	$13,487	3%	$1,745,812	100%	$1,497,180	100%	$248,632	17%
(2) Perpetual license revenue has been combined within Subscription license revenue for all periods presented.
2026 Guidance (1)
As of February 10, 2026, we are providing the following guidance:

2026
Annual contract value growth	15%

	2026
	GAAP	Non-GAAP (1)
Revenue	$2.0 Billion	$2.0 Billion
Diluted earnings per share	$1.87	$2.75

2026
Cash provided by operating activities	$595 million
Free cash flow	$575 million
(1) A reconciliation of our GAAP and Non-GAAP guidance is contained in the financial schedules at the end of this release.
Quarterly conference call
A conference call and audio-only webcast will be conducted at 8:00 a.m. EST on Wednesday, February 11, 2026.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1 (800) 715-9871 (domestic) or 1 (646) 307-1963 (international) and using Conference ID 6226958, or via https://events.q4inc.com/attendee/958808765 by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
Discussion of non-GAAP financial measures
Our non-GAAP financial measures should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe that these measures help investors understand our core operating results and prospects, which is consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. Management uses these measures to assess the performance of the company's operations and establish operational goals and incentives. They are not a substitute for financial measures prepared under U.S. GAAP. Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including our 2026 Guidance and the anticipated growth and development of our business.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, positions, forecasts, guidance, likely, and usually or variations of such words and other similar expressions identify forward-looking statements. These statements represent our views only as of the date the statement was made and are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;

•the successful execution of investments in artificial intelligence;
•the timing of revenue recognition;
•variation in demand for our products and services;
•reliance on key personnel;
•potential legal and financial liabilities, as well as damage to our reputation, due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;
•our ongoing litigation with Appian Corp. and associated legal proceedings;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2025, and other filings we make with the SEC.
Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results included in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements, whether as the result of new information, future events, or otherwise.
Any forward-looking statements in this press release represent our views as of February 10, 2026.

About Pegasystems
Pega provides the leading AI-powered platform for enterprise transformation. The world’s most influential organizations trust our technology to reimagine how work gets done by automating workflows, personalizing customer experiences, and modernizing legacy systems. Since 1983, our scalable, flexible architecture has fueled continuous innovation, helping clients accelerate their path to the autonomous enterprise. Ready to Build for Change®? Visit www.pega.com.
Press contact:
Lisa Pintchman
VP, Corporate Communications
lisapintchman.rogers@pega.com
617-866-6022

Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1) (2)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue
Subscription services	$272,792	$230,895	$1,010,495	$882,038
Subscription license	178,215	207,113	507,368	401,869
Consulting	53,310	52,822	227,949	213,273
Total revenue	504,317	490,830	1,745,812	1,497,180
Cost of revenue
Subscription services	46,631	40,988	169,247	149,918
Subscription license	316	389	1,382	1,905
Consulting	56,518	60,978	250,753	238,842
Total cost of revenue	103,465	102,355	421,382	390,665
Gross profit	400,852	388,475	1,324,430	1,106,515
Operating expenses
Selling and marketing	153,308	139,655	578,637	534,780
Research and development	80,855	76,379	312,681	298,074
General and administrative	40,998	28,207	148,722	112,848
Litigation settlement, net of recoveries	9,750	—	9,750	32,403
Restructuring	11,578	1,245	11,540	4,528
Total operating expenses	296,489	245,486	1,061,330	982,633
Income from operations	104,363	142,989	263,100	123,882
Foreign currency transaction (loss) gain	(2,711)	6,318	(14,890)	(912)
Interest income	2,398	6,944	13,641	25,779
Interest expense	(113)	(1,788)	(1,285)	(6,835)
(Loss) income on capped call transactions	—	4	(223)	(663)
Other income (loss), net	1,037	(299)	20,284	1,385
Income before (benefit from) provision for income taxes	104,974	154,168	280,627	142,636
(Benefit from) provision for income taxes	(129,600)	35,078	(112,810)	43,447
Net income	$234,574	$119,090	$393,437	$99,189
Earnings per share
Basic	$1.38	$0.69	$2.30	$0.58
Diluted	$1.27	$0.63	$2.13	$0.55
Weighted-average number of common shares outstanding
Basic	170,001	172,000	170,782	170,530
Diluted	184,165	191,272	184,790	179,268
(1) The number of common shares and per share amounts have been recast for all prior periods to reflect the effect of the Company’s two-for-one forward common stock split effected in the form of a stock dividend distributed on June 20, 2025.
(2) Perpetual license revenue and related cost of revenue have been combined within Subscription license revenue and cost of revenue for all periods presented.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$212,447	$337,103
Marketable securities	213,352	402,870
Total cash, cash equivalents, and marketable securities	425,799	739,973
Accounts receivable, net	264,713	305,468
Unbilled receivables, net	166,478	173,085
Other current assets	121,305	115,178
Total current assets	978,295	1,333,704
Long-term unbilled receivables, net	102,544	61,407
Goodwill	81,506	81,113
Other long-term assets	469,499	292,049
Total assets	$1,631,844	$1,768,273
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,924	$6,226
Accrued expenses	44,847	31,544
Accrued compensation and related expenses	148,797	138,042
Deferred revenue	509,275	423,910
Convertible senior notes, net	—	467,470
Other current liabilities	21,935	18,866
Total current liabilities	737,778	1,086,058
Long-term operating lease liabilities	60,825	67,647
Other long-term liabilities	45,860	29,088
Total liabilities	844,463	1,182,793
Total stockholders’ equity	787,381	585,480
Total liabilities and stockholders’ equity	$1,631,844	$1,768,273

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2025	2024
Net income	$393,437	$99,189
Adjustments to reconcile net income to cash provided by operating activities
Non-cash items	72,362	227,582
Change in operating assets and liabilities, net	39,428	19,155
Cash provided by operating activities	505,227	345,926
Cash provided by (used in) investing activities	197,246	(202,576)
Cash (used in) financing activities	(834,630)	(30,214)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6,988	(4,434)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(125,169)	108,702
Cash, cash equivalents, and restricted cash, beginning of period	341,529	232,827
Cash, cash equivalents, and restricted cash, end of period	$216,360	$341,529

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Net income - GAAP	$234,574	$119,090	97%	$393,437	$99,189	297%
Stock-based compensation (2)	34,043	34,500		155,239	142,718
Restructuring	11,578	1,245		11,540	4,528
Legal fees	16,174	4,499		39,151	18,713
Litigation settlement, net of recoveries	9,750	—		9,750	32,403
Amortization of intangible assets	627	700		2,630	3,153
Interest on convertible senior notes	—	594		394	2,451
Capped call transactions	—	(4)		223	663
Repurchases of convertible senior notes	—	(459)		—	(459)
Foreign currency transaction loss (gain)	2,711	(6,318)		14,890	912
Other	(941)	759		(20,327)	(869)
Income taxes (3)	(168,962)	(6,653)		(221,516)	(32,860)
Net income - non-GAAP	$139,554	$147,953	(6)%	$385,411	$270,542	42%

Diluted earnings per share - GAAP	$1.27	$0.63	102%	$2.13	$0.55	287%
non-GAAP adjustments	(0.51)	0.17		(0.03)	0.96
Diluted earnings per share - non-GAAP	$0.76	$0.80	(5)%	$2.10	$1.51	39%

Diluted weighted-average number of common shares outstanding - GAAP	184,165	191,272	(4)%	184,790	179,268	3%
Capped call transactions	—	(7,106)		(1,196)	(428)
Diluted weighted-average number of common shares outstanding - non-GAAP	184,165	184,166	—%	183,594	178,840	3%

Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See "Note 20. Commitments And Contingencies" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2025 and prior filings for further information. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Interest on convertible senior notes: In February 2020, we issued convertible senior notes (the “Notes”), due March 1, 2025, in a private placement. The Notes accrued interest at an annual rate of 0.75%, paid semi-annually in arrears on March 1 and September 1. The outstanding Notes were repaid in their entirety at maturity. We believe that excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions were expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
• Repurchases of convertible senior notes: We have excluded gains from the repurchases of the Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Foreign currency transaction loss (gain): We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Other: We have excluded gains and losses from our venture investments. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Diluted weighted-average number of common shares outstanding:
•Capped call transactions: In periods of GAAP net income, the shares calculated by applying the if-converted method related to the Company’s Notes are included in the diluted weighted-average shares outstanding if they are dilutive. The capped call transactions were expected to reduce common stock dilution and/or offset any potential cash payments the Company must make, other than for principal and interest, upon conversion of the Notes. We believe that including the expected impact of the capped call transactions in our non-GAAP financial measures provides a useful comparison of our operational performance in different periods.
(1) Per share amounts have been recast for all prior periods to reflect the effect of the Company’s two-for-one forward common stock split effected in the form of a stock dividend distributed on June 20, 2025.
(2) Stock-based compensation:

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2025	2024	2025	2024
Cost of revenue	$4,909	$6,795	$26,646	$27,353
Selling and marketing	15,553	13,463	60,721	55,084
Research and development	7,895	7,059	31,684	29,838
General and administrative	5,686	7,183	36,188	30,443
	$34,043	$34,500	$155,239	$142,718
Income tax benefit	$(6,417)	$(422)	$(31,043)	$(1,799)
(3) Effective income tax rates:

	Year Ended December 31,
	2025	2024
GAAP	(40)%	30%
non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including our stock-based compensation plans, research and development tax credits, and the valuation allowance on our deferred tax assets in the U.S. and U.K. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including historical and forecasted earnings by jurisdiction, discrete items, and ability to realize tax assets. Under GAAP we recorded a release of our valuation allowance on our net deferred tax assets in the U.S. federal and state and U.K during the fourth quarter of 2025, resulting in a $175 million non‑cash tax benefit. See "Note 18. Income Taxes" in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025 for additional information. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan’s effective income tax rate as established at the beginning of each year, given tax rate volatility.

PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW (1) AND OTHER METRICS
(in thousands, except percentages)

	Year Ended December 31,		Change
	2025	2024
Cash provided by operating activities	$505,227	345,926	46%
Investment in property and equipment	(14,504)	(7,712)
Free cash flow (1)	$490,723	$338,214	45%

Supplemental information (2)
Litigation settlement, net of recoveries	$—	$32,403
Legal fees	35,484	16,197
Restructuring	2,056	5,252
Interest paid on convertible senior notes	1,754	3,810
Income taxes, net of refunds	21,630	82,317
	$60,924	$139,979
(1) Our non-GAAP free cash flow is defined as cash provided by operating activities less investment in property and equipment. Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities and equipment. We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings. This information is not a substitute for financial measures prepared under U.S. GAAP.
(2) The supplemental information discloses items that affect our cash flows and are considered by management not to be representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See "Note 20. Commitments And Contingencies" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2025 and prior filings for further information.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business.
•Restructuring: Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities.
•Interest paid on convertible senior notes: In February 2020, we issued the Notes, due March 1, 2025, in a private placement. The Notes accrued interest at an annual rate of 0.75%, paid semi-annually in arrears on March 1 and September 1. The outstanding Notes were repaid in their entirety at maturity.
•Income taxes, net of refunds: Direct income taxes paid net of refunds received.
PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV. ACV is a performance measure that we believe provides useful information to our management and investors.

	December 31, 2025	December 31, 2024	Change		Constant Currency Change
Pega Cloud	$866,612	$652,443	$214,169	33%	28%
Maintenance	288,873	291,807	(2,934)	(1)%	(4)%
Subscription services	1,155,485	944,250	211,235	22%	18%
Subscription license	452,902	427,268	25,634	6%	4%
	$1,608,387	$1,371,518	$236,869	17%	14%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of December 31, 2025:

	Subscription services		Subscription license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$709,190	$235,152	$77,528	$53,353	$1,075,223	52%
1-2 years	400,926	73,895	2,636	854	478,311	23%
2-3 years	213,259	51,327	2,101	28	266,715	13%
Greater than 3 years	214,189	32,325	7,331	88	253,933	12%
	$1,537,564	$392,699	$89,596	$54,323	$2,074,182	100%
% of Total	74%	19%	4%	3%	100%
Change since December 31, 2024
	$410,405	$51,839	$(11,886)	$332	$450,690
	36%	15%	(12)%	1%	28%
As of December 31, 2024:

	Subscription services		Subscription license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$525,133	$230,866	$89,197	$50,519	$895,715	56%
1-2 years	328,234	65,461	10,874	3,297	407,866	25%
2-3 years	159,536	24,598	733	125	184,992	11%
Greater than 3 years	114,256	19,935	678	50	134,919	8%
	$1,127,159	$340,860	$101,482	$53,991	$1,623,492	100%
% of Total	70%	21%	6%	3%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

	December 31, 2024	December 31, 2025	1 Year Growth Rate
Backlog - GAAP	$1,623	$2,074	28%
Impact of changes in foreign exchange rates	—	(80)
Constant currency backlog	$1,623	$1,994	23%
Note: Constant currency backlog is calculated by applying the December 31, 2024 foreign exchange rates to current period shown.

PEGASYSTEMS INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE
(in millions, except percentages and per share amounts)

2026
Annual contract value growth	15%

Revenue (GAAP and Non-GAAP)	$2,000

Net Income - GAAP	$344
Stock-based compensation	158
Legal fees	30
Incomes taxes	(26)
Net Income - Non-GAAP	$506

Diluted earnings per share - GAAP	$1.87
Non-GAAP adjustments	0.88
Diluted earnings per share - non-GAAP	$2.75

Diluted weighted-average number of common shares outstanding - GAAP	184

2026
Cash provided by operating activities	$595
Investment in property and equipment	(20)
Free cash flow	$575

Supplemental information
Legal fees	$30
Restructuring	12
Litigation settlement, net of recoveries	10
Income taxes (1)	63
$115
(1) Evolving U.S. tax legislation may impact the amount of tax payments.